Exhibit 31.1
CERTIFICATIONS
I, Kim C. Drapkin, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Jounce Therapeutics, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2023	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
President, Chief Financial Officer and Treasurer
(Principal Executive, Financial and Accounting Officer)